UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive Suite 400 Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754 3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2010, Camelot Entertainment Group, Inc. (the “Company”) entered into a Preferred Stock Purchase Agreement between the Company and Clarity Partners I, LLC, a wholly owned affiliate of Clarity Partners LP and its affiliated funds (“Clarity”) (the “Agreement”) whereby the Company secured Clarity’s waiver relating to an approximate $19,270,000 secured debt interest in the assets of Liberation Entertainment, Inc. (“Liberation”), including 750 of Liberation’s 888 title film library initially, with the potential to add 138 more titles once title issues are cleared. The total purchase price was $2,850,000 and could eventually rise to $3,350,000 due to certain covenants contained within the Agreement.

Pursuant to the Agreement, in exchange for Clarity withdrawing its claim for approximately $19,270,000 in secured debt issued by Liberation, the Company issued $2,500,000 of its Class E Convertible Preferred Stock (convertible into shares of Camelot’s common stock (“Shares”)) to Clarity. During each and every quarterly period in the 3-year period following the closing date, commencing in the quarter ended June 30, 2010, Clarity shall have the right to convert shares of Class E Preferred Stock equal to $208,333 into Shares with a conversion price equal to the quarterly volume weighted average price per Share.  As further consideration, the Company will pay Clarity an additional $350,000 either in cash or in Shares in connection with a specific asset of Liberation, with the Company paying Clarity 60% of the net revenue generated by the specific asset and received by the Company during the one-year period following the closing date up to a maximum of $350,000.  Further, if, as of April 30, 2011, the Company has not (a) closed one of the three remaining contemplated acquisitions; or (b) the Class E Convertible Preferred Stock does not have a value of $3,125,000; or (c) the Company has not completed a financing resulting in a net to the Company of at least $10,000,000, then the Company will pay Clarity up to $500,000 in maximum additional consideration in the Company’s Class E Convertible Preferred Stock.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.7	Preferred Stock Purchase Agreement between Camelot Entertainment Group, Inc. and Clarity Partners I, LLC dated April 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: May 3, 2010	By:	/s/ Robert P. Atwell
Robert P. Atwell
Chairman